Exhibit 99.2

                                 WBT Holdings, LLC
                            999 Peachtree Street, N.E.
                                    Suite 2100
                              Atlanta, Georgia 30309


                                 December 12, 1996



Mr. Gilbert M. Rosenthal, Chairman
Special Committee of the Board of Directors
  of American Filtrona Corporation
c/o MedOutcomes, Inc.
3301 Rosedale Avenue
Richmond, VA 23230

Dear Gilbert:

             WBT Holdings LLC ("WBT Holdings") is pleased to make the proposal to acquire American Filtrona Corporation ("AFC") set forth in this letter of intent. Upon its acceptance by AFC, this letter of intent will signify the intentions of the parties to negotiate in good faith to attempt to agree upon and execute a definitive Agreement and Plan of Merger (the "Merger Agreement") consistent with the terms and conditions contained herein and to obtain approval of the shareholders of AFC to the Merger Agreement. Except for the provisions of paragraphs 7 and 12 hereof (which are intended to be binding and enforceable), this letter is not intended to constitute a contract or an offer to enter into a contract, nor to be binding upon either of the parties, nor to create any legal obligations or rights in any party with respect to any of the matters set forth herein.

             1. Form of Transaction. The Walter Bunzl family trusts (the "WB Trusts") would transfer all of their AFC shares to WBT Holdings, all of whose stock is owned by the WB Trusts. AFC would enter into an agreement and plan of merger (the "Merger Agreement") with WBT Holdings and WB Acquisition Corp., a new wholly-owned subsidiary of WBT Holdings ("Newco"), pursuant to which at the closing Newco would merge with and into AFC (the "Merger"). In the Merger, the outstanding shares of Newco capital stock would be canceled or converted into shares of AFC common stock, and the outstanding shares of AFC capital stock, other than the shares held by WBT Holdings, would be converted into the right to receive the consideration described in paragraph 2 below.

Mr. Gilbert M. Rosenthal
December 12, 1996
Page 2


             2. Consideration. On the terms and conditions set forth in the Merger Agreement, each outstanding share of AFC capital stock (other than AFC shares held by WBT Holdings) automatically would be converted into a right to receive $43 in cash (the "Merger Consideration"). The Merger Agreement will specify that (i) each stock option outstanding immediately before the Merger shall be converted into the right to receive a cash amount equal to the difference between the Merger Consideration and the exercise price of such option and (ii) currently outstanding performance share awards for periods ending Dec. 31, 1996 may be settled in accordance with their terms by issuance of shares of AFC stock after that date and prior to the closing of the Merger, it being understood that 25% of the awards will not be earned under the applicable formula.

             3. Payment of Merger Consideration. On or after the effective date of the Merger, the Merger Consideration and the option payments would be payable by a bank acting as exchange agent upon surrender to the exchange agent by each such shareholder of his or her certificates representing shares of AFC capital stock and by each option holder of his or her option agreements.

             4. Interim Operations. Until the closing of the Merger Agreement, AFC shall be operated solely in the ordinary course with no dividends or distributions in respect of AFC's capital stock (other than regular quarterly dividends payable on or before the closing date), and, except as contemplated by and scheduled in the Merger Agreement, no major capital expenditures, bonuses, severance agreements or other adjustments to compensation, except normally scheduled changes, and no changes in capital structure, shall be paid or made without approval of Newco.

             5. Due Diligence. From and after the date hereof, Newco and its lenders or their representatives will be provided with full access to AFC's books, records and premises upon reasonable notice to AFC and during regular business hours and also will be provided with copies of financial statements, tax returns, agreements and other materials as requested, which shall be kept confidential pursuant to the confidentiality agreement referred to in paragraph 12 below. Bunzl plc shall have the opportunity to review the financial condition, results of operations, business and prospects of the bonded fibers business of AFC (which will be purchased by Bunzl plc as described in and subject to paragraph 8) to the extent reasonably necessary in the circumstances with such limits as appropriate in light of the competitive relationship between AFC and Bunzl plc. All information received by Bunzl plc shall be subject to the confidentiality agreement referred to in paragraph 12 below. The parties' obligation to execute the Merger Agreement is subject to the satisfactory completion of such due diligence and to AFC's review of the provisions (including the purchase price) contained

Mr. Gilbert M. Rosenthal
December 12, 1996
Page 3

      in the Fibers Sale Agreement (as defined in paragraph 8). AFC will be provided a complete final draft of the Fibers Sale Agreement, including the pricing provisions, at least 48 hours prior to the scheduled execution of the Merger Agreement, during which period there will be a scheduled meeting of the AFC Special Committee and Board of Directors to act upon the Merger Agreement; provided, however, that AFC will enter into an agreement, as to which Bunzl plc will be a third party beneficiary, providing that, until the Merger Agreement is executed, (i) it will hold the terms and provisions of the Fibers Sale Agreement secret and confidential and neither it nor any of its representatives of advisors will disclose any of the terms or provisions of the Fibers Sale Agreement to any party other than AFC and its representatives and advisors, and (ii) neither it nor any of its advisors or representatives will use the Fiber Sales Agreement or any terms or provisions thereof for any purpose except the evaluation of the Merger Agreement from the standpoint of AFC and its shareholders.

             6. Certain Fees. Newco and AFC each shall pay its own fees and expenses and those of its attorneys, agents and advisers. AFC shall not be obligated to any investment advisor, investment broker, finder or broker in connection with the proposed acquisition except for AFC's obligations to Goldman, Sachs & Co. pursuant to a letter dated June 28, 1996.

             7. Exclusivity. From the date of acceptance of this letter of intent and until either the Merger Agreement is executed or Newco and Bunzl plc terminate their negotiations with AFC pursuant to this letter of intent, AFC will not, and will not permit any of its officers, directors, employees, financial advisors, agents or other representatives or those of any of its subsidiaries to, solicit or initiate any acquisition or takeover proposal or offer for AFC or any significant portion of its business or assets, however structured or to be effected, except (i) they may solicit proposals from not more than ten prospective competing bidders, and (ii) they may furnish information about AFC only in response to unsolicited bona fide requests therefor, and may enter into negotiations with competing bidders, provided, however, that Newco and Bunzl plc shall be notified promptly of the principal terms of all bona fide competing offers (whether solicited or unsolicited) made to AFC which AFC is pursuing.

             8. Merger Agreement. AFC, WBT Holdings and Newco will negotiate in good faith to agree upon the provisions of the Merger Agreement on the basis set forth in this proposal. The Merger Agreement shall contain usual and customary representations and warranties (and supporting disclosures), agreements and conditions pending closing and other matters typically found in agreements relating to transactions of this type, size and complexity and otherwise satisfactory to the parties in form and substance. The Merger Agreement shall be executed and delivered as soon as possible,

Mr. Gilbert M. Rosenthal
December 12, 1996
Page 4


      and in no event later than January 17, 1997. If the parties have not executed a Merger Agreement by January 17, 1997, all obligations of the parties under this letter of intent (except those obligations provided in paragraph 12) shall terminate automatically. The Merger Agreement will be conditioned upon execution of a definitive agreement between Newco and Bunzl plc for sale of the assets of the bonded fibers business of AFC to Bunzl plc for cash (the "Fibers Sale Agreement"), which Agreement shall be attached as an Exhibit to the Merger Agreement. Without limiting the foregoing, the Merger Agreement shall provide for the following:

                   (a) Receipt by AFC of an opinion from Goldman, Sachs & Co. at the time of execution of the Merger Agreement, and not withdrawn before the closing thereunder, that the Merger Consideration is fair to AFC shareholders.

                   (b) Approval by the Board of Directors of AFC of the Merger and, subject to subparagraph (e) below, recommendation by the Board that the AFC shareholders approve the Merger.

                   (c) Approval of the Merger by holders of more than two-thirds of the outstanding stock of AFC at a shareholders meeting to be duly called and held.

                   (d) After execution and prior to termination of the Merger Agreement, neither AFC nor its officers, directors or agents shall at any time after execution of the Merger Agreement solicit or initiate any competing bids for AFC, but they may furnish information about AFC and enter into negotiations with competing bidders in each case who either were solicited in accordance with paragraph 7 above or after execution of the Merger Agreement make unsolicited bona fide requests therefore; provided, however, that Newco and Bunzl plc shall be notified promptly of the principal terms of all bona fide competing offers (whether solicited or unsolicited) made to AFC which AFC is pursuing.

                   (e) The Board of Directors of AFC shall have a "fiduciary out," permitting it to terminate the Merger Agreement because of its receipt of a higher competing proposal at any time that the Board concludes, in good faith, after receiving the advice of its counsel, that such action is in the best interests of AFC and its shareholders.

                   (f) If the Board of Directors exercises its fiduciary out, AFC shall be obligated as follows:

Mr. Gilbert M. Rosenthal
December 12, 1996
Page 5

                         (i) if the competing proposal is consummated on or before December 31, 1997 and the AFC shares held by WBT Holdings and its affiliates are voted in favor of or tendered pursuant to the proposal, AFC shall pay to WBT Holdings (x) the expenses incurred by WBT Holdings and Bunzl plc in connection with the Merger Agreement and the Fibers Sale Agreement, up to a maximum of 1% of the product of the Merger Consideration multiplied by the total number of shares of outstanding AFC stock and (y) a fee equal to 2% of the product of the Merger Consideration multiplied by the total number of shares of outstanding AFC stock;

                         (ii) if the competing proposal is consummated or is not consummated and WBT Holdings and its affiliates do not vote their AFC shares in favor of, or tender their shares pursuant to the proposal (or if the proposal is not submitted to AFC's shareholders at a special meeting or through a tender offer and WBT Holdings and its affiliates do not provide written confirmation of their agreement to so vote or tender their shares following a request from AFC for such confirmation), WBT will not be entitled to any break-up fee or expense reimbursement;

                         (iii) in any situation not described in (i) or (ii) above, AFC shall pay to WBT Holdings the expenses incurred by WBT Holdings and Bunzl plc in connection with the Merger Agreement and the Fibers Sale Agreement, up to a maximum of 1% of the product of the Merger Consideration multiplied by the total number of shares of outstanding AFC stock.

                   (g) The Merger Agreement shall contain customary conditions to the obligations of Newco to proceed, including without limitation the following, and the other special conditions set forth below:

                         (i) Stay bonuses and severance agreements for employees will be limited to those approved by the Compensation Committee and Special Committee, as reported to WBT Holdings on July 26, 1996.

                         (ii) The employment termination arrangement with John Morgan will provide for a severance payment (in lieu of all salary and bonuses payable after the closing and all additional accruals or contributions that would be payable after the closing with respect to his interests under the Pension Plan, SERP and 401(k) Plan and, except as provided herein, in lieu of continued participation in welfare plans) of $800,000, and (y) AFC's continuing until December 31, 1999 to

Mr. Gilbert M. Rosenthal
December 12, 1996
Page 6


                   provide Mr. Morgan participation, as a retiree, in AFC's medical insurance plan (if available thereunder) on the same contributory basis as now in effect; provided, however, that Mr. Morgan will pay any premiums in excess of $9,000 for such coverage during 1997 through 1999. Mr. Morgan will enter into a non-competition agreement for a period of three (3) years with respect to the bonded fibers business providing for a payment of $400,000 to be made at closing and a noncancelable agreement to consult with Bunzl plc with respect to the bonded fiber business for a period of two (2) years providing for payments of $200,000 per year, both containing terms satisfactory to Bunzl plc and Mr. Morgan. AFC will hold Mr. Morgan harmless from the application of the golden parachute and excise tax provisions of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, respectively. This will include indemnification of Mr. Morgan for any excise tax obligations and any federal, state or local income, employment-related and excise tax obligations related to indemnification payments.

                         (iii) The accuracy of warranties and representations of AFC regarding AFC, its financial condition, operations, business, assets, liabilities and prospects.

                         (iv) The absence of any material adverse change in the financial condition, results of operations, business or prospects of AFC from that reflected in its June 30, 1996 financial statements.

                         (v) The receipt of any necessary governmental or contractual consents to the consummation of the Merger and the Fibers Sale Agreement so that the surviving corporation in the Merger or Bunzl plc, as applicable, can continue to use all of AFC's significant assets, including software and other contract rights, following the Merger.

                         (vi) Satisfaction of all conditions in Newco's financing commitments (which conditions shall be satisfactory to AFC) in the form attached as an Exhibit to the Merger Agreement that are not within the control of Newco and affiliates, all of which Newco agrees to use its best commercial efforts to have satisfied.

                         (vii) Satisfaction of all conditions in the Fibers Sale Agreement (which conditions shall be satisfactory to AFC) in the form attached as

Mr. Gilbert M. Rosenthal
December 12, 1996
Page 7


                   an Exhibit to the Merger Agreement that are not within the control of Newco and its affiliates, all of which Newco agrees to use its best commercial efforts to have satisfied.

                         (viii) Relevant filings being made and waiting
                   periods expiring under the Hart-Scott-Rodino Act (as defined below).

             9. Shareholder Approval. Following execution of the Merger Agreement, subject to paragraph 8(e), the Board of Directors of AFC shall:

                   (a) proceed promptly to call a special meeting of its shareholders, to be held as soon as practicable, for the purpose of voting on the transactions contemplated herein;

                   (b) recommend approval by AFC's shareholders of the transactions contemplated herein; and

                   (c) use its best commercial efforts to solicit sufficient proxies to obtain such approval.

             In connection therewith, AFC shall prepare a proxy statement and other related proxy materials containing all information required by Rule 13e-3 under the Securities Exchange Act of 1934, all of which will be distributed to AFC's shareholders, and Newco and WBT Holdings shall prepare and file with the SEC all required documents, including documents complying with rules applicable to "going private transactions" as defined in Rule 13e-3.

             10. Hart-Scott Filings. Promptly after the execution of the Merger Agreement, AFC, Newco and Bunzl plc will cooperate with each other in the preparation of all filings with respect to the transactions contemplated herein required to be made with the Federal Trade Commission (the "FTC") and the Department of Justice under the Antitrust Improvements Act of 1976 (the "Hart-Scott-Rodino Act"). In the event that the FTC or the Department of Justice requires any additional information with respect to the transactions, AFC, Newco and Bunzl plc will cooperate with each other in promptly obtaining and preparing such information and delivering it to the FTC and the Department of Justice.

             11. Closing Date. The closing of the transactions contemplated hereby will take place at the offices of Hunton & Williams, Riverfront Plaza, Richmond, VA at 10:00 a.m. (local time) on the next business day following approval of the Merger

Mr. Gilbert M. Rosenthal
December 12, 1996
Page 8

      Agreement by AFC's shareholders and satisfaction of all other conditions to the Merger, or at such other place, on such other date and at such other time as the parties may mutually agree.

             12. Confidentiality. The WB Trusts, their affiliates, agents and advisors have entered into a Confidentiality Agreement agreeing that all of the information that AFC or its agents and advisors shall provide to the WB Trusts, their affiliates, agents and advisors concerning AFC or that is obtained by Newco or its agents or advisors from its examination of the facilities, records and personnel of AFC will be used solely for the purpose of the evaluation of the proposed acquisition of AFC. WBT Holdings and Newco will be bound by that Confidentiality Agreement. Also, Bunzl plc will execute a confidentiality agreement containing terms and provisions satisfactory to AFC and Bunzl plc. AFC, WBT Holdings and Bunzl plc agree that there be no public statement about this proposal or disclosure of it to customers of AFC or Bunzl plc save as mutually agreed or as required by applicable law or by any governmental or regulatory authority or securities exchange.

             13. Approval of Merger Agreement. The Merger Agreement effectuating this letter of intent is subject to approval by the Board of Directors of AFC.

                                      Yours truly,

                                      WBT Holdings, LLC


                                      by:    /s/ Bennett L. Kight
                                            Bennett L. Kight, President


                                      Accepted, this December 12, 1996.

                                      Special Committee


                                      by:    /s/ Gilbert M. Rosenthal
                                            Gilbert M. Rosenthal, Chairman

BLK/ph
Enclosure

Mr. Gilbert M. Rosenthal
December 12, 1996
Page 9

cc:   Mr. Raymond C. Groth
      C. Porter Vaughan, III, Esquire
      Mr. David H. Coyle